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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Registration Statement on Form S-1 of our legended report on ValueClick, Inc., dated May 31, 1999, except for Notes 1 and 12 as to which the date is December 20, 1999, our report on the ValueClick Line of Business of Web-Ignite Corporation, dated October 1, 1999, and our report on ValueClick Japan and its predecessor line of business within Trans-Pacific Ltd., dated October 1, 1999, relating to the financial statements which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



Woodland Hills, California
December 20, 1999